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                           The Forschner Group, Inc.
                               One Research Drive
                           Shelton, Conn. 06484-6226






                                                                October 25, 1995



Mr. Harry Thompson
169 East 78th Street
Apt. 2D
New York, New York 10021

Dear Harry:

                    Please refer to that certain letter agreement between yourself and Forschner dated February 15, 1995. We hereby agree to extend the period of time during which Forschner agrees to pay your salary by one year by amending the second sentence of the letter agreement to read in its entirety as follows:

                    "Therefore, we hereby agree that Forschner will continue to pay you a monthly salary at the annual rate of $200,000, less required deductions, for the 36 months beginning on January 1, 1995 subject only to the following condition."

                    If this letter meets with your understanding of our mutual agreement, would you please so indicate by signing the enclosed copy and returning it to us.

                                            Sincerely,

                                            THE FORSCHNER GROUP, INC.


                                             By:
                                                ----------------------


Accepted and Agreed:



--------------------------
Harry Thompson




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